Exhibit 5.1

DLA Piper LLP (US) 444 West Lake Street, Suite 900 Chicago, Illinois 60606-0089 www.dlapiper.com T 312.368.4000 F 312.236.7516

May 17, 2022

Board of Trustees

Equity Residential

Two North Riverside Plaza

Chicago, Illinois 60606

Re:      Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special counsel to Equity Residential, a Maryland real estate investment trust (the “Company”), and ERP Operating Limited Partnership, an Illinois limited partnership (the “Operating Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company and the Operating Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company and the Operating Partnership, as applicable, of (i) common shares of beneficial interest, $0.01 par value per share, of the Company (“Common Shares”), (ii) preferred shares of beneficial interest, $0.01 par value per share, of the Company (“Preferred Shares”), (iii) depository shares evidenced by receipts representing fractional interests in Preferred Shares (the “Depository Shares”), (iv) warrants to purchase Common Shares or Preferred Shares (the “Warrants”), (v) share purchase contracts obligating the holder thereof to purchase Common Shares, Preferred Shares or Depositary Shares, as the case may be (“Share Purchase Contracts”), (vi) debt securities of the Operating Partnership (the “Debt Securities”) to be issued pursuant to an indenture, dated as of October 1, 1994 (the “Base Indenture”), between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as supplemented by one or more officers’ certificates or supplemental indentures establishing the terms of any such Debt Securities (any such certificate or supplemental indenture, together with the Base Indenture, an “Indenture”), and (vii) guarantees by the Company of the Debt Securities (the “Guarantees” and, together with the Common Shares, the Preferred Shares, the Depositary Shares, the Warrants and the Share Purchase Contracts, the “Company Securities”), having an indeterminate aggregate maximum offering price. The Company Securities and the Debt Securities may be issued and sold from time to time in multiple transactions pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto.

The Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto (the “Depositary”), substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. Any Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto, substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Any Share Purchase Contracts will be

Board of Trustees

Equity Residential

May 17, 2022

issued pursuant to one or more agreements (each, a “Share Purchase Agreement”) between the Company and the agent party thereto, substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference.

In connection with our representation of the Company and the Operating Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(i)

the Registration Statement, including the Base Indenture filed as Exhibit 4.5 to the Registration Statement, and the related base prospectus included therein in the form in which it was filed with the Commission under the Securities Act;

(ii)	the Articles of Restatement of Declaration of Trust of the Company, as amended, supplemented and restated (the “Declaration”), as certified as of the date hereof by the Secretary of the Company;

(iii)

the Eighth Amended and Restated Bylaws of the Company, as amended by the First Amendment to Eighth Amended and Restated Bylaws of the Company and the Second Amendment to Eighth Amended and Restated Bylaws of the Company (the “Bylaws”), as certified as of the date hereof by the Secretary of the Company;

(iv)

the Certificate of Limited Partnership of the Operating Partnership, together with all amendments thereto (the “Operating Partnership Certificate”), as certified as of the date hereof by the Secretary of the Company;

(v)	the Seventh Amended and Restated Agreement of Limited Partnership, dated as of March 18, 2021 and effective as of January 1, 2020 (as amended, the “Partnership Agreement”);

(vi)

copies of resolutions duly adopted by the Board of Trustees of the Company (the “Board”) relating to the registration, sale and issuance of the Company Securities and the Debt Securities, as certified as of the date hereof by the Secretary of the Company;

(vii)	an executed copy of the certificate of the Secretary of the Company, dated as of the date hereof, as to certain factual matters;

(viii)

the certificate of the State Department of Assessment and Taxation (the “SDAT”) regarding the valid existence and good standing of the Company in the State of Maryland, dated May 16, 2022 (the “Company Good Standing Certificate”), and the certificate of the Secretary of State of the State of Illinois regarding the valid existence and good standing of the Operating Partnership in the State of Illinois, dated May 16, 2022 (the “Operating Partnership Good Standing Certificate”); and

Board of Trustees

Equity Residential

May 17, 2022

(ix)	such other documents as we have deemed necessary or appropriate to enable us to express the opinions hereinafter set forth.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect and enforceability thereof (other than the validity, binding effect and enforceability thereof upon the Company and the Operating Partnership, as to which we express our opinion below), (iv) the legal capacity of natural persons, (v) the genuineness of all signatures, and (vi) the conformity of the documents filed with the Commission via the Electronic Data Gathering and Retrieval System, as supplemented by its Interactive Data Electronic Applications system (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents prepared by the Company and submitted for our examination. We have also assumed that, at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be valid and legally binding obligations of the applicable trustees thereunder.

Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:

(1)	The Company is a real estate investment trust validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

(2)	The Operating Partnership is a limited partnership validly existing under the laws of the State of Illinois and is in good standing under the laws of the State of Illinois.

(3)

With respect to the Common Shares, (a) when the terms of the issuance and the sale of the Common Shares have been duly established in conformity with the Declaration and the Bylaws, and (b) when the Common Shares have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then the Common Shares will be validly issued, fully paid and non-assessable.

Board of Trustees

Equity Residential

May 17, 2022

(4)

With respect to the Preferred Shares, (a) when the terms of the particular class or series of Preferred Shares and of the issuance and sale of such Preferred Shares have been duly established in conformity with the Declaration and the Bylaws, (b) with respect to a particular class or series of Preferred Shares, when Articles Supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Shares, and (c) when such class or series of Preferred Shares has been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Preferred Shares will be validly issued, fully paid and non-assessable.

(5)

With respect to the Depositary Shares, (a) when the terms of the particular class or series of Preferred Shares represented by the Depositary Shares and of the issuance and sale of such Depositary Shares have been duly established in conformity with the Declaration and the Bylaws, (b) with respect to a particular class or series of Preferred Shares represented by Depositary Shares, when Articles Supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Shares, and (c) when the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Shares represented by the Depositary Shares has been duly delivered to the Depositary under the Deposit Agreement and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Depositary Shares will be validly issued.

(6)	With respect to the Warrants or Share Purchase Contracts, (a) when the terms of the particular class or series of Warrants or Share Purchase Contracts and of the issuance and

Board of Trustees

Equity Residential

May 17, 2022

sale of such Warrants or Share Purchase Contracts have been duly established in conformity with the Declaration and the Bylaws, (b) when such Warrants or Share Purchase Contracts have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, (c) when the applicable Warrant Agreement or Share Purchase Agreement has been duly executed and delivered, and (d) when the certificates representing such Warrant, or Share Purchase Contracts, as applicable, have been duly executed and delivered in accordance with the applicable Warrant Agreement or Share Purchase Agreement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then such Warrants or Share Purchase Contracts, as applicable, will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Warrants or Share Purchase Contracts and the terms of the applicable Warrant Agreement or Share Purchase Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(7)

With respect to the Debt Securities and the Guarantees, (a) when the terms of any class or series of Debt Securities and of the issuance and sale of such Debt Securities have been duly established in conformity with the Operating Partnership Certificate and the Partnership Agreement, (b) when the terms of any Guarantees of such Debt Securities and the issuance of such Guarantees have been duly established in conformity with the Declaration and Bylaws, (c) when the Debt Securities and the Guarantees, if any, have been duly executed, issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and (d) when such Debt Securities and the Guarantees, if any, have been duly authenticated and delivered in accordance with the applicable Indenture, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Operating Partnership or the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership or the Company, and the Operating Partnership has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then, so long as the Debt Securities are issued pursuant to the applicable Indenture with the appropriate terms of the Debt Securities included

Board of Trustees

Equity Residential

May 17, 2022

therein, such Debt Securities and any Guarantees thereof will be validly issued and will constitute legal, valid and binding obligations of the Operating Partnership and the Company, respectively, enforceable against the Operating Partnership and the Company, respectively, under New York law in accordance with the terms of such Debt Securities and such Guarantee, and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

The opinion in paragraph 1 with respect to valid existence and good standing of the Company in the State of Maryland is based solely on the Company Good Standing Certificate. The opinion in paragraph 2 with respect to valid existence and good standing of the Operating Partnership in the State of Illinois is based solely on the Operating Partnership Good Standing Certificate. In expressing the opinions above, we have assumed that (i) any Common Shares or Preferred Shares will not be issued in violation of Article VII of the Declaration, as amended or supplemented as of the date hereof, (ii) after the issuance of any Company Securities pursuant to the Registration Statement, the total number of issued Common Shares or Preferred Shares, as applicable, together with the total number of, Common Shares or Preferred Shares reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Common Shares or Preferred Shares, as applicable, under the Declaration, (iii) with respect to the Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission, and (iv) each of the Debt Securities, the Indenture, the Warrant Agreement, the Share Purchase Agreement or the Guarantees, as applicable, will have been duly executed and delivered and governed by and construed in accordance with the laws of the State of New York.

The foregoing opinions are limited to the Maryland REIT Law, as defined in Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, the laws of the State of Illinois and the laws of the State of New York, and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Illinois or the State of New York. We express no opinion as to the applicability or effect of any federal or state laws regarding fraudulent transfers or fraudulent conveyances. To the extent that any matter as to which our opinion is expressed herein would be governed by any provisions other than those set forth in the Maryland REIT Law, the laws of the State of Illinois or the laws of the State of New York, we do not express any opinion on such matter.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Board of Trustees

Equity Residential

May 17, 2022

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ DLA Piper LLP (US)